SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-SHRD TECH FAIRCHILD

          GABELLI FUNDS, INC.
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                12/08/97           50,000            14.6875
          GAMCO INVESTORS, INC.
                                12/08/97            2,000            14.6250
                                12/03/97           15,000            14.6875
          GAMCO INVESTORS, INC.
                                12/10/97            1,000            14.6875
                                12/10/97          105,100            14.6876
                                12/09/97           25,600            14.4211
                                12/08/97           13,300            14.6250
                                12/03/97            2,100            14.6250






















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.


          (2) PRICE EXCLUDES COMMISSION.



                                       34